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                                                                EXHIBIT 10.7

                            GARDNER DENVER, INC.
                     EXECUTIVE STOCK REPURCHASE PROGRAM


On May 6, 2003, the Board of Directors approved a Stock Repurchase Program for the Company's executive staff. This Program replaced the program previously approved on November 2, 1998. The purpose of this program is to provide a means for executives to sell Gardner Denver common stock, with a goal of obtaining sufficient funds to meet tax obligations which arise from the exercise or vesting of incentive stock options, restricted stock or performance shares. The repurchase of these shares from the executives will also mitigate any potential disruption to an orderly trading market, which could result if the trades were effected through securities brokers, due to the Company's relatively small average trading volume.

In order for the Company to engage in the repurchase of its common stock, all material information must be thoroughly disseminated to the public. Therefore, the Company will not be able to repurchase stock, either in open market transactions or privately from the executive staff, during a blackout period. Standard blackout periods occur from the end of a quarter until three days after the public release of financial results. The Company will also not be able to repurchase shares when material information, such as a pending acquisition, is not publicly disseminated. Repurchases will also not be available on days designated as Company holidays, even though such days are still valid trading days.

In order to participate in the repurchase program, an executive must notify the Vice President, Corporate Secretary, or in his absence the Vice President, Finance and CFO, of the intention to sell shares. This notification should be provided on the attached form and be accompanied by a letter from KPMG, or some other tax professional, stating that the purpose of the sell transaction is primarily to fulfill tax obligations and for tax planning purposes. The executive must deliver the stock certificate(s) to the Vice President, Corporate Secretary of Company, or his designated alternate, on the date of the sale. These certificates must represent at least the total number of shares to be sold. They should be signed in the same name as appears on the face of the certificate, with the signature guaranteed by a member of the Medallion Guaranty Program. Notarization is not acceptable. "Gardner Denver, Inc." should be inserted in the "assignee" blank on the back of the certificate. If the number of shares represented by the certificate(s) exceeds the number of shares to be sold, the Company's transfer agent will issue a new certificate reflecting the remaining shares. The new certificate will be dated as of the sale date. The seller is responsible for maintaining accurate records which trace the origin and cost basis for this new certificate. The Company will also accept the tender of stock electronically (i.e. via DWAC transaction) from the seller's broker. However, additional documentation and processing time will be required for this type of transaction, so the seller should plan accordingly.

The sales price under this program will be the average of the high and low sales prices of the Company's common stock on the composite tape of the New York Stock Exchange on the date of the repurchase. A check will be issued by the Company within three business days of the sale transaction.



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The determination to sell shares under this program is final and must be submitted either on the day of the sale or no later than prior to the initiation of trading the following day. If the following day is a holiday for trading purposes but not for the business of the Company, the seller may choose the holiday as his or her sale date, using the average high and low trading value of the previous trading date. However, once trading begins, a seller will no longer be able to refer to the previous day's average trading price as the basis for a sale.

All of the executives of the Company are insiders, as defined by the Securities and Exchange Commission (the "SEC"), and therefore are obligated to satisfy the reporting requirements of Section 16 of the Securities Exchange Act. The Vice President, Corporate Secretary will prepare the necessary form for this reporting obligation, for either the seller's signature or for signature under a previously supplied power of attorney. The seller is reminded that his or her purchase of additional Gardner Denver common stock is prohibited by the Securities and Exchange Commission for six months following the date of a sale in an open market transaction. However, upon the completion of one sale transaction, the seller may continue to sell the Company's stock, as long as the previously described blackout periods do not apply. Acquiring stock through the exercise of stock options or through contributions of stock by the Company to the seller's 401(k) account is not considered a "purchase" by the SEC. Furthermore, the sale of stock to the Company is not considered an open market sale transaction by the SEC.

Proceeds from the sale of Gardner Denver common stock will be reported to the Internal Revenue Service as a sale of capital stock. The seller will be provided a Form 1099-B by the Company, summarizing the sale transactions for a tax year. Outside securities counsel to the Company, has advised that sales under this program are not subject to reporting requirements under Rule 144 of the Securities Act of 1933.


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